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                                                                    EXHIBIT 23.1


Board of Directors
Prime Rate Income & Dividend Enterprises, Inc.
1401 17th Street, Suite 1150
Denver, CO 80202

                          INDEPENDENT AUDITOR'S CONSENT

Dear Sirs:

We consent to the incorporation by reference in the Registration Statement of Prime Rate Income & Dividend Enterprises, Inc. on Form S-8 of our report dated September 26, 2002, relating to the financial statements of Prime Rate Income & Dividend Enterprises, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2002.


/s/ Miller & McCollom

Miller & McCollom
Certified Public Accountants
Wheat Ridge, Colorado
February 14, 2003